                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIONUTRICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:



        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:



        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)



        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:



        ------------------------------------------------------------------------

     5)  Total fee paid:



        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016


          -------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       FOR THE YEAR ENDED OCTOBER 31, 1998
                          TO BE HELD ON MARCH 30, 1999

          -------------------------------------------------------------




         The Annual Meeting of Stockholders of Bionutrics, Inc., a Nevada corporation (the "Company"), will be held at 2:00 p.m. (local time), on March 30, 1999, at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016, for the following purposes:

         1. To elect four directors for a three-year term expiring in 2002 and one director for a two-year term expiring in 2001.

         2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1999.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on February 12, 1999 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,


                                             /s/ George E. Duck, Jr.
                                             George E. Duck, Jr.
                                             Secretary




Phoenix, Arizona
February 25, 1999

                                BIONUTRICS, INC.
                        2425 E. CAMELBACK ROAD, SUITE 650
                             PHOENIX, ARIZONA 85016


          -------------------------------------------------------------

                                 PROXY STATEMENT

          -------------------------------------------------------------

                            VOTING AND OTHER MATTERS



GENERAL

         The enclosed proxy is solicited on behalf of Bionutrics, Inc., a Nevada corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. (local time), on March 30, 1999 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Ritz Carlton, 2401 E. Camelback Road, Phoenix, Arizona 85016.

         These proxy solicitation materials were first mailed on or about March 3, 1999, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Stockholders of record at the close of business on February 12, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 20,705,732 shares of the Company's common stock, $.001 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect four directors for a three-year term expiring in 2002 and one director for a two-year term expiring in 2001 and (ii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1999.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted: (i) "for" the election of the nominees set forth in this Proxy Statement; and (ii) "for" the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending October 31, 1999.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The 1998 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Report of the Compensation Committee of the Board of Directors" below and "Company Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company will provide, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended October 31, 1998, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL STOCKHOLDERS, DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of the Common Stock on February 23, 1999 by: (i) each director and each nominee for director; (ii) the Named Executive Officers (as defined herein) set forth in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION;" (iii) all directors, nominees and executive officers of the Company as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                                     AMOUNT
                                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                          OWNED(1) (2)        PERCENT
-------------------------------------------------------------------------------------------------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
---------------------------------------
Ronald H. Lane, Ph.D.(3)........................................................    4,138,586           19.5%
George E. Duck, Jr.(4)..........................................................       43,073            *
Stephen H. Friedman(5)..........................................................      101,446            *
John R. Palmer(6)...............................................................      274,708            1.3
J. Robert Horton(7).............................................................      100,000            *
Richard M. Feldheim(8)..........................................................      940,849            4.5
Daniel S. Antonelli(9)..........................................................    4,000,000           17.6
Y. Steve Henig, Ph.D.(10).......................................................        6,667            *
C. Everett Koop, M.D., Sc.D.(11)................................................       26,667            *
William M. McCormick(12)........................................................    1,080,834            5.0
Milton Okin(13).................................................................      550,917            2.7
Frederick B. Rentschler(14).....................................................      192,759            *
Winston A. Salser, Ph.D.(15)....................................................      903,694            4.4
Donald A. Winkler...............................................................            0            *
Robert B. Goergen(16)...........................................................    1,065,000            5.0

Executive officers and directors as a group
     (15 persons)...............................................................   13,425,200           53.7%

OTHER 5% STOCKHOLDERS:
----------------------

Lipogenics, Inc.(17)............................................................    1,202,886            5.8%
Bali Holdings LLC(18)...........................................................    1,400,000            6.8
AC Humko Corp.(19)..............................................................    4,000,000           17.6

----------------------
*Denotes less than a 1% interest in the Company

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power and with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes shares of Common Stock issuable to the identified person pursuant to stock options or warrants that may be exercised within 60 days after February 23, 1999. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other stockholders.

(3) Represents shares held of record by R.H. Lane Limited Partnership of which Dr. Lane is a general partner. He shares voting power over these shares with Richard M. Feldheim, a general partner. Dr. Lane disclaims beneficial ownership of 686,000 shares held by such partnership for the benefit of other partners and 900,000 shares held by the partnership for the benefit of his wife. Includes 506,667 shares of Common Stock issuable upon exercise of stock options.

(4) Includes 41,666 shares of Common Stock issuable upon exercise of stock options.

(5) Includes 50,000 shares of Common Stock issuable upon exercise of stock options.

(6) Includes 180,000 shares held of record by Bali Holdings LLC, a company of which Mr. Palmer is one of three members. Also includes 33,333 shares of Common Stock issuable upon exercise of stock options.

(7) Represents 100,000 shares of Common Stock issuable upon exercise of stock options.

(8) Includes 133,280 shares held of record by Millrich Corporation, a corporation controlled by Mr. Feldheim, 19,826 shares held of record by Abby's, Inc., a corporation controlled by Mr. Feldheim, 395,076 shares held of record by the R. M. Feldheim Limited Partnership of which Mr. Feldheim is the general partner, and 386,000 shares held by R.H. Lane Limited Partnership of which Mr. Feldheim is a general partner. Does not include 3,245,919 shares held by R.H. Lane Limited Partnership for the benefit of other partners. He shares voting power over the shares held by Abby's, Inc. and R.H. Lane Limited Partnership. Includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(9) Represents 2,000,000 shares of Common Stock and warrants for the purchase of 2,000,000 shares held by AC Humko Corp. of which Mr. Antonelli disclaims beneficial ownership. Mr. Antonelli is the President and CEO of AC Humko Corp.

(10) Represents 6,667 shares of Common Stock issuable upon exercise of stock options.

(11) Includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(12) Includes 700,000 shares issuable upon exercise of warrants. Also includes 50,000 shares held by Mr. McCormick's wife and 25,000 shares held by Mr. McCormick's minor children, of which shares he disclaims beneficial ownership. Also includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(13) Includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(14) The shares are held of record by the Frederick B. Rentschler Trust. Includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(15)     Includes 114,300 shares held by the Salser Partnerships Nos. 1, 2, and
         3. Mr. Salser shares voting power with respect to these shares with other family members. Also includes 6,667 shares of Common Stock issuable upon exercise of stock options.

(16) Includes 25,000 shares held by The Goergen Foundation, of which Mr. Goergen is President, and 40,000 shares held by the Robert B. Goergen Living Trust, Robert B. Goergen, Trustee. Also includes 250,000 shares held by Ropart Investments, LLC, of which Mr. Goergen is managing member, and as to which he disclaims beneficial ownership except to the extent that his individual interest in such shares arises from his interest in such entity. Also includes 750,000 shares issuable upon exercise of warrants held by Ropart Investments, LLC.

(17) The address of Lipogenics is 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016. Lipogenics is a wholly owned subsidiary of the Company, and as such for consolidation purposes these shares are classified as treasury shares.

(18) The address of Bali Holdings LLC is 970 Douglas Road, Batavia, Illinois 60510. The members of the management committee are three U.S. citizens residing in Illinois and Connecticut. A member of the limited liability company includes John R. Palmer, an executive officer of the Company.

(19) The address of AC Humko Corp. is 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018.

                           PROPOSAL TO ELECT DIRECTORS

NOMINEES

         The Company's Restated Articles of Incorporation provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at eleven and that number of directors is divided into three classes, with one class standing for election each year for three-year terms. The Board of Directors has nominated Y. Steve Henig, Ph.D., Winston A. Salser, Ph.D., Donald
A. Winkler, and Robert B. Goergen for election as Class II directors for three-year terms expiring in 2002 or until their respective successors are elected and qualified. The terms of the initial Class II directors are to expire in 1998 or until their successors are duly elected and qualified. In addition, the Board of Directors has nominated Richard M. Feldheim as a Class I director for a two-year term expiring in 2001 or until his successor is elected and qualified, which represents the remainder of the Class I term for the current vacant position on the Board of Directors. Any vacancies may be filled by a vote of a majority of the directors then in office. The Annual Meeting for the election of directors is held in the calendar year immediately following the fiscal year end.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

         The Board of Directors recommends a vote "For" the nominees named herein.

         The following table sets forth certain information regarding the directors and nominees for directors of the Company:

                                                                           TERM
         NAME                   AGE          POSITION                     EXPIRES
         ----                   ---          --------                     -------
Ronald H. Lane, Ph.D.(2)        54        Chairman of the Board,           2001
                                             Chief Executive Officer
                                             and President

Daniel S. Antonelli             46        Director                         2001

Richard M. Feldheim(3)          58        Director                         1998

Robert B. Goergen(1)*           60        Nominee

Y. Steve Henig, Ph.D.(1)        56        Director                         1998

C. Everett Koop, M.D., Sc.D.    82        Director                         1999

William M. McCormick(2)         58        Director                         2001

Milton Okin(2)                  83        Director                         1999

Frederick B. Rentschler(1)      59        Director                         1999

Winston A. Salser, Ph.D.        59        Director                         1998

Donald Winkler(3)*              50        Nominee

------------------------
*        To be appointed upon election
(1)      Member of the Compensation Committee.
(2)      Member of the Executive Committee.
(3)      Member of the Audit Committee.

         RONALD HOWARD LANE, PH.D. has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1994 and its predecessor, NutraGenics (Delaware) since April 1994 and served as President and Chief Executive Officer of LipoGenics from July 1992 to October 1997. Dr. Lane received a Ph.D. and post-doctorate NIH fellowship from the University of Wisconsin (Madison) in Neurophysiology and is responsible for directing Bionutrics' corporate development and growth. Dr. Lane spearheaded the development of the technology at LipoGenics and has been employed previously with Norcap Financial Corporation, The National Western Group, Inc. (an investment company), and Taylor Pierson Corporation.

         DANIEL S. ANTONELLI has been a member of the Board of Directors since September 1998. He has served as President and Chief Executive Officer of AC Humko Corp. since August 1995. From 1974 to 1995 he held a number of senior positions in finance, operations and general management at Kraft, Inc. He received a Bachelor of Business at the University of Michigan, an MBA from DePaul University Graduate School of Business, and attended the PMD (General Management) program at Harvard.

         RICHARD M. FELDHEIM has been a director of the Company since October 1995. He served as a director, Secretary and Chief Financial Officer of LipoGenics from July 1992 until October 1996. Mr. Feldheim has served as Chairman and Co-Chief Executive Officer of Abby's, a restaurant chain in Oregon since 1991. He was in private practice as a lawyer prior thereto, has previously been employed with Goldman Sachs & Co.; Donaldson, Lufkin & Jenrette; J. Aron Company; and Price Waterhouse, and was President of Norcap Financial Corporation. Mr. Feldheim received a B.S., B.A., a Master's Degree in Accounting, and a J.D. from the University of Arizona, as well as an LL.M. in Taxation from New York University. He is a Certified Public Accountant.

         ROBERT B. GOERGEN has been the Chairman since 1977 and the Chief Executive Officer since 1978, of Blyth Industries, Inc., a public company that manufactures and imports candles, home decorating accessories and home fragrance products. Mr. Goergen has served as President of Blyth Industries, Inc. since 1994. From 1990 to the present, Mr. Goergen has served as Chairman of XTRA Corporation, a public company in the trailer leasing industry. From 1979 to the present, he has been Chairman of The Ropart Group, a private company, whose business is investing in securities for its own account. Mr. Goergen currently serves as the Chairman of Blyth Industries, Inc., and as a director of XTRA Corporation and Leading Edge Packaging, Inc., and serves on the compensation committee of XTRA Corporation. Mr. Goergen received a B.A. from the University of Rochester and an M.B.A. from the Wharton Graduate School at the University of Pennsylvania.

         Y. STEVE HENIG, PH.D. has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from August 1992 until October 1996. He has served as Senior Vice President of Technology and Innovation for Ocean Spray Cranberries, Inc. since January 1999. He served as Senior Vice President of Technology and Marketing Services for Hunt-Wesson, Inc. from 1992 until December 1998. He joined Hunt-Wesson in 1983 as Vice President of Research and Development. His previous position was Vice President of Corporate Research & Development and Corporate Engineering for Land O'Lakes, Inc. in Minneapolis, Minnesota. Prior to that he held positions with Pillsbury Company and General Foods Corporation. Dr. Henig received his Bachelor of Science Degree in Chemical Engineering and a Master of Science Degree in Food and Biotechnology from the Technion-Israel Institute of Technology. He earned his Ph.D. Degree in Food Science from Rutgers University, New Brunswick, New Jersey.

         C. EVERETT KOOP, M.D., SC.D. is the former Surgeon General of the United States and has been a member of the Board of Directors since October 1995. Dr. Koop's past and present committee and board of director elections include the World Health Organization, Pan American Health Organization, American College of Surgeons, National Library of Medicine, Association of Military Surgeons of the United States, and the Carnegie Council. He is currently a director of Superior Consultant Holdings Corp., a public company. Faculty appointments include Professor of Pediatrics at University of Pennsylvania School of Medicine, Elizabeth DeCamp McInery Professor, Dartmouth, Senior Scholar of C. Everett Koop Institute at Dartmouth, and Distinguished Scholar at Carnegie Foundation for the Advancement of Teaching. Dr. Koop's hospital and administrative appointments include President of the Children's Hospital of Philadelphia and Pediatric Surgical Consultant of the U.S. Naval Hospital of Philadelphia. Dr. Koop received an M.D. at Cornell University Medical College and a Sc.D. from the University of Pennsylvania (Medicine).

         WILLIAM M. MCCORMICK has been a member of the Board of Directors since May 1996. Mr. McCormick was President and Chief Executive Officer of PennCorp Financial Group, Inc., a NYSE company, from 1990 to 1995 and was a director from 1990 until 1997. Prior thereto, Mr. McCormick was employed by the American Express Company. His titles ranged from Senior Vice President Finance, Systems & Operations of the American Express International Banking Corporation to President of American Express' Travel Related Services Company. Mr. McCormick then spent five years as Chairman and CEO of Fireman's Fund Insurance. After graduating from Yale, Mr. McCormick spent his early years in investment banking and management consulting with Donaldson, Lufkin & Jenrette and McKinsey & Company, Inc., respectively.

         MILTON OKIN has been a member of the Board of Directors since October 1995. Mr. Okin has many years of diet and health food development experience, having created Weight Watchers low calorie foods that he subsequently sold to Weight Watchers International. Mr. Okin developed a unique all natural Vitamin C from acerola berry grown in plantations in Puerto Rico and Florida. The acerola operation was sold to Booker McConnell Ltd. of England in 1978. Mr. Okin has owned and operated a chain of health food related retail stores including outlets in Sears Roebuck and Company, and presently owns a mail order vitamin and health products business in Hastings, N.Y. Mr. Okin is a biochemist graduate of New York City College with graduate research at Mount Sinai Hospital in lipids, cholesterol and vitamins.

         FREDERICK B. RENTSCHLER has been a member of the Board of Directors since October 1995 and served as a director of LipoGenics from January 1993 until October 1996. He is Chairman of the Board of the Salk Institute in La Jolla, California. He serves on the board of directors and compensation committee of International Game Technology, a NYSE company, and is a director of Sibia Neurosciences, Inc., a public company. He served as President and Chief Executive Officer of Beatrice Companies from 1987 to 1990, having completed a leveraged buyout of Beatrice Companies in 1986 with the firm of Kohlberg, Kravis, Roberts & Company. Prior to Beatrice, Mr. Rentschler was employed as President/Chief Executive Officer of Armour-Dial and subsequently had the same responsibility at Hunt-Wesson. Following his retirement from Beatrice, he served as President/Chief Executive Officer of Northwest Airlines and remains on their Board of Directors. Mr. Rentschler's current affiliations in addition to the Salk Institute include: ESCAgenetics Corporation, Woods Hole Oceanographic Institution (Massachusetts), and Hamilton Foundry and Machine Company. In addition, he is President of the Heard Museum National Advisory Board (Arizona), and a member of the Alumni Board of Vanderbilt University and Advisory Board of Canned Foods, Inc. (California). Mr. Rentschler received his B.A. in Economics and History from Vanderbilt University and MBA from Harvard Business School.

         WINSTON A. SALSER, PH.D. has served as a member of the Board of Directors since October 1995, served as a director of LipoGenics from August 1992 until October 1996 and is Chairman of Bionutrics' Scientific Advisory Board. Dr. Salser has been a Professor of Molecular Biology at the University of California, Los Angeles since 1968. Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow.

         DONALD A. WINKLER has been the Chairman and Chief Executive Officer of Finance One Corporation since 1993. Finance One Corporation is a $41 billion non-bank finance subsidiary of Bank One Corporation with a national line of business encompassing consumer, indirect and commercial finance. Prior to this, Mr. Winkler spent 1976 through 1993 with Citibank in various positions which included managing consumer business in Southern Europe, the Middle East and Africa. Mr. Winkler is a graduate of Northrop University and attended the Wharton School, University of Pennsylvania, Executive MBA program.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. As of February 12, 1999, the Board of Directors had appointed the following standing committees: a Compensation Committee, an Executive Committee, and an Audit Committee.

         Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues and oversees senior management structure. The Compensation Committee also administers the Company's 1996 Stock Option Plan. The Committee held four meetings during the fiscal year ended October 31, 1998.

         Executive Committee. The Company's Executive Committee held four meetings during the fiscal year ended October 31, 1998. The Executive Committee acts as a liaison between management and the Board of Directors. At times the Board of Directors empowers the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings.

         Audit Committee. The Company's Audit Committee held one meeting during the fiscal year ended October 31, 1998. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year.

         The Board of Directors of the Company held a total of nine meetings during the fiscal year ended October 31, 1998. Dr. C. Everett Koop and Dr. Winston Salser attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         The Company pays all of its Board members a fee of $1,000 plus reimbursement for expenses for each Board meeting attended. No options were granted to existing members of the Board of Directors for the fiscal year ended October 31, 1998. Mr. Antonelli was granted options to purchase 10,000 shares of Common Stock at $5.00 per share on becoming a director.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth the total compensation received for services rendered in all capacities to the Company for the fiscal years ended October 31, 1996, 1997, and 1998 by the Company's Chief Executive Officer, and its four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                                  ----------------------
                                            ANNUAL COMPENSATION                            AWARDS
                              -------------------------------------------------   ----------------------
                                                                                  RESTRICTED
                                                                   OTHER ANNUAL     STOCK     SECURITIES      ALL OTHER
NAME AND                                                           COMPENSATION    AWARD(S)   UNDERLYING    COMPENSATION
PRINCIPAL POSITION            YEAR     SALARY($)     BONUS($)         ($)(1)          ($)     OPTIONS(#)          ($)
------------------            ----     ---------     --------      ------------    ---------  ----------    ------------
Ronald H. Lane, Ph.D.         1998     $202,947         ---             ---           ---          ---      $ 6,942(2)
Chief Executive Officer and   1997     $202,296      $100,000(3)        ---           ---          ---      $ 4,000(4)
President................     1996     $211,756      $250,000      $167,884(5)        ---        760,000        ---

George E. Duck, Jr.(6)        1998     $153,846         ---             ---           ---          ---      $ 7,728(7)
Vice President of Finance,    1997     $125,962      $ 31,490(8)        ---           ---      25,000(9)    $39,329(10)
Secretary and Treasurer..     1996       $5,208      $ 20,000           ---           ---      50,000(9)        ---

Stephen H. Friedman
Executive Vice President,     1998     $206,000         ---             ---           ---          ---      $ 8,981(7)
Bionutrics Health Products,   1997     $199,903      $ 46,610(11)       ---           ---          ---      $23,500(10)
Inc......................     1996     $ 74,100(12)  $ 22,917           ---           ---      150,000(9)       ---

J. Robert Horton(13)          1998     $191,538         ---             ---           ---          ---      $ 7,334(7)
Vice President and General    1997     $ 93,077         ---             ---           ---      150,000(9)       ---
Counsel..................     1996        ---           ---             ---           ---          ---          ---

John R. Palmer(14)            1998     $196,924         ---             ---           ---      100,000(9)   $ 4,984(7)
Chief Executive Officer and   1997        ---           ---             ---           ---          ---          ---
President of InCon            1996        ---           ---             ---           ---          ---          ---
Technologies Inc.........

------------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers except as noted.

(2)      Represents directors' fees and contributions to a 401K plan.

(3) Represents accrued but not yet paid bonus, which was reduced in 1998 from $250,000.

(4)      Represents directors' fees.

(5) Reflects a promissory note in the amount of $147,000 and accrued interest owed to the Company by Dr. Lane that was converted to compensation.

(6)      Mr. Duck joined the Company in October 1996.

(7)      Represents contributions to a 401K plan.

(8) Of this amount, $9,495 has been paid through the issuance in 1998 of 1,407 shares of Common Stock. The remaining $21,995 was accrued and paid in 1998.

(9) Such options to acquire Common Stock were cancelled and reissued in September 1998. See "Executive Compensation - Option Repricings."

(10)     Represents moving expenses.

(11) This amount was reduced in 1998 from $54,979. Of this amount, $9,763 was paid through the issuance in 1998 of 1,446 shares of Common Stock and $9,763 was accrued and paid in 1998.

(12) Includes consulting fees for services performed prior to joining the Company.

(13)     Mr. Horton joined the Company in June 1997.

(14)     Mr. Palmer joined the Company in November 1997.

OPTION GRANTS

         The following table represents the options granted to the Named Executive Officers in the last fiscal year and the value of such options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                    -----------------------------------------------------    POTENTIAL REALIZABLE
                                                  % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                                    NUMBER OF      OPTIONS                                   RATES OF STOCK PRICE
                                    SECURITIES    GRANTED TO                                   APPRECIATION FOR
                                    UNDERLYING    EMPLOYEES    EXERCISE OR                       OPTION TERM(1)
                                     OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION    ------------------------
                                    GRANTED(#)       YEAR         ($/SH)         DATE         5% ($)       10% ($)
                                    ----------   -----------   -----------    -----------    --------     --------
John R. Palmer................       100,000(2)        7.90%      $7.75        11/1/2002     $214,118     $473,145
                                     100,000(3)        7.90%      $4.00        11/1/2002            0            0

George E. Duck, Jr............        50,000(3)        3.95%      $4.00       10/31/2001            0            0
                                      25,000(3)        1.97%      $4.00        9/12/2002            0            0

Stephen H. Friedman...........       150,000(3)(4)    11.84%      $4.00       10/31/2001            0            0

J. Robert Horton..............       150,000(3)(4)    11.84%      $4.00        6/13/2002            0            0

-------------------

(1) The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

(2) This grant was cancelled in connection with the regrant of the same number of shares in September 1998.

(3) The options granted represent regrants of options previously granted that were cancelled. The closing sales price of the Common Stock as quoted on the Nasdaq SmallCap Market was $1.75 on the date of the regrants. The options vest ratably over three years, commencing on the first anniversary of the original grant date.

(4) An aggregate of 50,000 of repriced options were not vested and automatically terminated on the date employment ceased.

OPTION HOLDINGS

         The following table represents certain information respecting the options held by the Named Executive Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                             ACQUIRED                  OPTIONS AT FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
                                ON          VALUE      ------------------------------  ----------------------------
NAME                        EXERCISE(#)  REALIZED($)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                        -----------  -----------    -----------    -------------   -----------    -------------
Ronald H. Lane, Ph.D......      ---          ---          506,667         253,333           $0             $0

George E. Duck, Jr........      ---          ---           41,666          33,334            0              0

Stephen H. Friedman.......      ---          ---          100,000          50,000            0              0

J. Robert Horton..........      ---          ---           50,000         100,000            0              0

John R. Palmer............      ---          ---                0         100,000            0              0

-----------------
(1) There are no in-the-money options calculated based on $1.50, which was the closing sales price of the Common Stock as quoted on the Nasdaq SmallCap Market on October 31, 1998.

OPTION REPRICINGS

         The following table sets forth certain information with respect to the cancellation of outstanding stock option held by and the grant of replacement options to any of the Company's Named Executive Officers during fiscal 1998. The Company has not repriced any options held by any of its other executive officers since the date on which the Company's Common Stock became registered under
Section 12 of the Exchange Act. See "Report of the Compensation Committee of the Board of Directors - Stock Option Grants."

                           TEN-YEAR OPTION REPRICINGS

                                                  NUMBER OF                                               LENGTH OF
                                                  SECURITIES   MARKET PRICE     EXERCISE                  ORIGINAL
                                                  UNDERLYING    OF STOCK AT     PRICE AT                 OPTION TERM
                                                   OPTIONS        TIME OF       TIME OF                 REMAINING AT
                                                 REPRICED OR   REPRICING OR    REPRICING    NEW            DATE OF
                                                   AMENDED       AMENDMENT    OR AMENDMENT  EXERCISE    REPRICING OR
               NAME                    DATE           (#)            ($)           ($)      PRICE ($)     AMENDMENT
               ----                    ----      -----------   -------------  ------------  ---------   ------------
Stephen H. Friedman............       9/17/98      150,000         $1.75          $5.00       $4.00       37 Months
J. Robert Horton...............       9/17/98      150,000         $1.75          $9.125      $4.00       45 Months
George E. Duck, Jr.............       9/17/98       50,000         $1.75          $5.00       $4.00       37 Months
                                      9/17/98       25,000         $1.75          $8.75       $4.00       48 Months
John R. Palmer.................       9/17/98      100,000         $1.75          $7.75       $4.00       50 Months

EMPLOYMENT AGREEMENTS

         As of January 6, 1997, the Company entered into an Employment Agreement (the "Friedman Agreement") with Mr. Stephen Friedman. Subject to annual review by the Board of Directors, the Friedman Agreement provides for a base salary of $200,000 and entitles Mr. Friedman to participate in the 1996 Stock Option Plan and other generally available benefit programs. Subject to approval of the Board, Mr. Friedman will receive an annual bonus of up to 25% of his base salary. The Friedman Agreement contains certain restrictive covenants pursuant to which Mr. Friedman has agreed not to compete with the Company or to solicit any clients or employees of the Company for a period of one year after his employment ceases. In the event that the Company terminates Mr. Friedman's agreement without cause, as defined, Mr. Friedman shall be entitled to a severance payment in the amount of $50,000. In the event that the agreement is terminated for cause, Mr. Friedman shall not be entitled to any severance or continued benefits under the Agreement. Mr. Friedman's Employment Agreement also contains a "change of control" provision that provides that in the event his services are terminated as a result of a "change of control," any unvested options to acquire the Company's Common Stock will immediately vest and become exercisable notwithstanding the provisions of the options.

         As of October 31, 1998, the Company entered into an Employment Agreement (the "Palmer Agreement") with Mr. John R. Palmer. The Palmer Agreement will expire on October 30, 2000. Subject to annual review by the Board of Directors, the Palmer Agreement provides for a base salary of $200,000, grants to Mr. Palmer options to acquire 100,000 shares of the Company's Common Stock, and entitles Mr. Palmer to participate in the 1996 Stock Option Plan and other generally available benefit programs. Mr. Palmer will also receive incentive compensation based on the profitability of InCon.

         The Palmer Agreement contains certain restrictive covenants pursuant to which Mr. Palmer has agreed not to compete with the Company or to solicit any clients or employees of the Company for a period of two years after his employment ceases. In the event that the Company terminates Mr. Palmer's agreement without cause, as such term is defined in the Palmer Agreement, Mr. Palmer shall be entitled to a severance payment in an amount equal to his base salary, payable monthly for a period of 24 months. In the event that the agreement is terminated for cause, Mr. Palmer shall not be entitled to any severance or continued benefits under the Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended October 31, 1998, the Company's Compensation Committee consisted of Messrs. Frederick B. Rentschler and Y. Steve Henig. Mr. Henig served until December 1998 as an executive officer of Hunt-Wesson, a shareholder of the Company that holds an option granted in 1992 to purchase 110,144 shares of the Company's Common Stock for an aggregate of $150,000.

                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended October 31, 1997, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with a forward triangular merger of a subsidiary of Nutrition Technology with InCon on October 31, 1997, the Company issued a total of 1,400,000 shares of restricted Common Stock to the sole shareholder of InCon, a limited liability company one of whose members is John R. Palmer, an executive officer of the Company. Mr. Palmer has a beneficial interest in 180,000 of such shares and pursuant to his employment agreement is entitled to incentive compensation keyed to excess profits of InCon. Also in connection with the merger the Company acquired certain business opportunities and by license agreement certain technology of entities related to InCon. Under such license agreement, an affiliate of Mr. Palmer is entitled to royalties for the greater of five years or four years after the start of commercial production of the initial product. Mr. Palmer has a controlling interest in a partnership from whom the Company leases its Batavia, Illinois facility.
Payments under the lease were $145,652 for fiscal 1998.

         In December 1997, the Company sold an aggregate of 83,050 shares of Common Stock at $8.00 per share to three directors, Messrs. Okin, Salser and McCormick.

         On August 14, 1998, the Company closed on the sale to AC Humko Corp. of
(a) $4 million of the Company's common stock at $2 per share (2 million shares) and (b) $2 million of rice bran processing technology for AC Humko's restricted use in North America. AC Humko was issued two-year warrants for the purchase of 2,000,000 shares of Common Stock exercisable at $2.00 per share. On October 6, 1998, the Company received $2.5 million in cash for the sale of certain rice bran oil processing and related assets held by the Company's subsidiary, Nutrition Technology Corporation of West Monroe, Louisiana. This represented the final payment pursuant to the transaction with AC Humko. The company acquired a perpetual profit-sharing interest in AC Humko's rice bran business. AC Humko received from the Company the exclusive right to use and practice the Company's proprietary rice bran processing technology in North America, with the Company retaining the right to use and practice the technology worldwide other than in North America. As part of the transaction, AC Humko will function as the exclusive supplier to registrant of certain rice bran products. In connection with the transaction, Daniel Antonelli, CEO of AC Humko, joined the registrant's board on September 17, 1998.

         On February 3, 1998, Mr. Frederick B. Rentschler, a director, extended an unsecured loan for $100,000 to the Company, with interest of "prime plus one" percent, payable within 120 days. To date, the Company has not repaid this loan.

         On April 24, June 18, and July 29, 1998, Mr. Milt Okin, a director, loaned $225,000, $1,000,000, and $400,000 to the Company, for a total of $1,625,000, with interest at 9.5% per annum, repayable on demand. He received $1,000,000 from the Company in payment of interest accrued and as part repayment of principal on

October 7, 1998. The outstanding balance on Mr. Okin's loan as of January 31, 1999, was $690,718 including accrued interest. The loan is documented by a promissory note secured by a pledge of the stock of the Company's subsidiary InCon Technologies Inc.

         On August 7, 1998, in connection with a prior purchase of the Company's Common Stock, Mr. William M. McCormick, a director, acquired warrants to purchase 100,000 shares of the Company's Common Stock at $4.00. These warrants expire August 6, 2003. Also on August 7, 1998, in connection with a prior purchase of the Company's Common Stock, Mr. McCormick acquired warrants to purchase 600,000 shares of the Company's Common Stock at $3.25 per share. These warrants expire August 6, 2008. On October 7, 1998, Mr. McCormick cancelled an aggregate of 600,000 warrants to acquire the Company's Common Stock that were issued to Mr. McCormick in 1996.

         During fiscal 1998, Bogart Delafield Ferrier, of which Ian Ferrier, a former director, is a principal, received payments of $119,670 for consulting services.

         All future transactions, including any loans from the Company to its officers or directors, will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY

         The Company's Board of Directors has appointed a Compensation Committee (the "Committee") consisting entirely of non-management directors, which made decisions on compensation of the Company's executives during fiscal 1998. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with the Company's values and is aligned with the Company's business strategy and goals.

         The Company's compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of the Company.

         The Company's philosophy is to pay base salaries to executives at levels that enable the Company to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on the Company's financial results as well as the achievement of personal and corporate objectives that contribute to the long-term success of the Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

         The Company follows a subjective and flexible approach rather than an objective or formulaic approach to compensation. Various factors (as discussed herein) receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended October 31, 1998, the Committee took into account, among other things, the financial results of the Company, the achievement of corporate and product development goals, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY AND ANNUAL INCENTIVES

         Base salaries for executive positions are established relative to the Company's corporate and financial performance and comparable positions in similarly sized companies. From time to time, the Company may use competitive surveys and outside consultants to help determine the relative competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also will take into account individual experience and performance, salary levels relative to other positions with the Company, and specific needs particular to the Company. The Committee's evaluation of the above factors is subjective and the Committee does not assign a particular weight to any one factor.

         Annual incentive awards are based on the Company's financial performance and the efforts of its executives. Performance is measured based on the successful achievement of corporate and product development goals and on the achievement of personal goals. The Company did not award any bonuses to its officers in fiscal 1998 and bonuses accrued for 1997 were reduced in 1998 as set forth under "Executive Compensation."

STOCK OPTION GRANTS

         The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in the Company's Common Stock. The amount of options granted takes into account options previously granted to an individual. The Company granted options to acquire 100,000 shares of Common Stock to John R. Palmer during the year ended October 31, 1998.

         During fiscal 1998, the Board of Directors authorized the cancellation of certain stock options held by employee non-directors, and the grant of new options with a lower exercise price. Stock options granted to employees under the Company's stock option plans are intended to provide incentives to the employees to work to achieve long-term success for the Company. The decline in the market price of the Company's Common Stock since the date the options were granted frustrated the purpose of the options, and the Board of Directors deemed it in the best interest of the Company to reduce the exercise price at the time of repricing. With respect to the repriced options, the vesting period of those options remains the same as those they replaced as well as the dates of expiration.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Committee evaluates the various factors described above in evaluating the base salary and other compensation of Ronald Lane, the Company's President and Chief Executive Officer. The Committee's evaluation of Dr. Lane's base salary is subjective, with no particular weight assigned to any one factor. The Committee believes that Dr. Lane's base salary is competitive with the base salary paid to chief executive officers of comparable companies. The bonus accrued for 1997 was reduced in 1998 and has not yet been paid.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective in 1994, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

         The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

         Compensation Committee
         ----------------------
         Frederick B. Rentschler
         Y. Steve Henig

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Common Stock; (ii) the Nasdaq Combined Composite Index (the "Index"); and (iii) the Nasdaq Pharmaceutical Index (the "Pharmaceutical Index").

         The graph assumes an investment of $100 in each of the Company's Common Stock, the Index, and the Pharmaceutical Index on October 31, 1995. The Company's shares were traded on the Nasdaq Bulletin Board from October 1995 until November 1997. The Company became a reporting company under Section 12 of the Exchange Act in March 1997 and began trading on the Nasdaq SmallCap market on November 19, 1997. The graph covers the period from October 31, 1995 through October 31, 1998. Trading prior to October 31, 1995 was limited and reliable information is not available.

         The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 10/31/95)
                                  [GRAPH]

                                      TOTAL RETURN ANALYSIS
                                      ---------------------
                               10/31/95      10/31/96      10/31/97      10/30/98
                               --------      --------      --------      --------
BIONUTRICS                      $100          $419          $388          $ 75
NASDAQ COMPOSITE (US)           $100          $118          $155          $174
NASDAQ PHARMACEUTICAL           $100          $120          $133          $129

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 1999 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending October 31, 1999, to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than October 27, 1999.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                        Dated: February 25, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                BIONUTRICS, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of BIONUTRICS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated February 25, 1999, and hereby appoints Ronald H. Lane and George H. Duck, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company, to be held on March 30, 1999, at 2:00 p.m., local time, at the Ritz Carlton, 2401 E. Camelback, Road, Phoenix, Arizona 85016, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. ELECTION OF DIRECTORS:

[ ] FOR the five nominees listed below, except as indicated     [ ] WITHHOLD AUTHORITY to vote for the five nominees listed below

  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

  Y. Steve Henig, Ph.D., Winston A. Salser, Ph.D., Donald A. Winkler, Robert B.
                         Goergen, and Richard M. Feldheim

  2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1999.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

and upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

                          (Continued on reverse side)

                         (Continued from reverse side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                           A majority of such attorneys or
                                           substitutes as shall be present and
                                           shall act at said meeting or an
                                           adjournment or adjournments thereof
                                           (or if only one shall be present and
                                           act, then that one) shall have and
                                           may exercise all of the powers of
                                           said attorneys-in-fact hereunder.

                                           Dated:

                                          --------------------------------, 1999

                                           -------------------------------------
                                                         SIGNATURE

                                           -------------------------------------
                                                         SIGNATURE

                                           (This Proxy should be dated, signed
                                           by the stockholder(s) exactly as his
                                           or her name appears hereon, and
                                           returned promptly in the enclosed
                                           envelope. Persons signing in a
                                           fiduciary capacity should so
                                           indicate. If shares are held by joint
                                           tenants or as community property,
                                           both stockholders should sign.)